AIM SUMMIT FUND, INC.

                           CERTIFICATE OF CORRECTION



         AIM SUMMIT FUND, INC., a Maryland corporation (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: This Certificate of Correction corrects the Articles of Amendment of the Corporation, changing all of the issued and outstanding Class II Shares of Common Stock of the Corporation into Class I Shares of Common Stock of the Corporation, reclassifying all of the authorized but unissued Class II Shares of Common Stock of the Corporation as authorized but unissued Class I Shares of Common Stock of the Corporation and changing the name of the class of shares of stock known as Class I Shares of Common Stock to Common Stock (the "Articles of Amendment").

         SECOND: The sole party to the Articles of Amendment is the Corporation.

         THIRD: The Articles of Amendment were filed for record with the Department on July 21, 2000.

         FOURTH: As previously filed, Article FIFTH of the Articles of Amendment stated:

                  The Effective Time of these Articles of Amendment shall be 5:00 p.m., July 24, 2000.

         FIFTH: Article FIFTH is hereby corrected to state:

                  The Effective Time of these Articles of Amendment shall be 8:00 a.m., July 24, 2000.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Senior Vice President, and its corporate seal affixed and attested to by itsAssistant Secretary, on this 31st day of July, 2000. The President acknowledges this Certificate of Correction to be the act of the Corporation and states to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, subject to the penalties for perjury.

ATTEST:                                     AIM SUMMIT FUND, INC.



/s/Kathleen J. Pflueger                    By:/s/ Carol F. Relihan
-------------------------                     -----------------------------
Name:  Kathleen J. Pflueger                Name: Carol F. Relihan
Title: Assistant Secretary                 Title: Senior Vice President and
                                                  Secretary

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                               STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: August 1, 2000.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: [ILLEGIBLE SIGNATURE], Custodian
This stamp replaces our previous certification system. Effective: 6/95
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